                                                                EX-99.B6-497aafp

                                  AMENDMENT TO
                      AMENDED FUND PARTICIPATION AGREEMENT
                                    BETWEEN
                               JNL SERIES TRUST,
                  JACKSON NATIONAL LIFE INSURANCE COMPANY AND
                      JACKSON NATIONAL SEPARATE ACCOUNT I



     This AMENDMENT, effective the 1st day of May, 1997, is by and between JNL Series Trust (the "Trust"), Jackson National Life Insurance Company (the "Company") and Jackson National Separate Account I (the "Separate Account").

     WHEREAS, the Trust, the Company and the Separate Account entered into an Amended Fund Participation Agreement dated September 19, 1995 (the "Agreement"), whereby the Trust agreed to make its shares available to serve as underlying investment media for the various portfolios of the Separate Account of the Company; and

     WHEREAS, the Trust has changed the names of three existing Series and desires to make such Series available to serve as underlying investment media for portfolios of the Separate Account of the Company in accordance with the terms of the Agreement; and

     WHEREAS, the Separate Account desires to purchase shares of such Series of the Trust in accordance with the terms of the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust, the Separate Account and the Company agree to amend the Agreement as follows:

     1. The Trust agrees to continue to make available its shares of the JNL/Phoenix Investment Counsel Balanced Series, JNL/Phoenix Investment Counsel Growth Series and PPM America/JNL Value Equity Series, the names of which Series shall be changed to the PPM America/JNL Balanced Series, JNL/Putnam Growth Series and JNL/Putnam Value Equity Series, respectively, to serve as underlying investment media for the corresponding portfolios of the Separate Account in accordance with the terms of the Agreement.

     2. Exhibit A of the Agreement shall be replaced in its entirety with Exhibit A dated May 1, 1997, attached hereto.

     3. The Trust, the Company and the Separate Account agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

     IN WITNESS WHEREOF, the Trust, the Company and the Separate Account have caused this Amendment to be executed by their duly authorized officers as of the ____ day of _____________________, 1997.


Attest:                 JNL SERIES TRUST


____________________    By: ___________________________________
                             Larry C. Jordan
                             Vice President & Asst. Secretary



                        JACKSON NATIONAL LIFE
Attest:                 INSURANCE COMPANY


____________________    By: ___________________________________
                             John A. Knutson
                             Chief Operating Officer



                        JACKSON NATIONAL
                        SEPARATE ACCOUNT I
                        JACKSON NATIONAL LIFE
Attest:                 INSURANCE COMPANY


____________________    By: ___________________________________
                             John A. Knutson
                             Chief Operating Officer

                                   EXHIBIT A
                               DATED MAY 1, 1997


JNL SERIES TRUST

JNL Aggressive Growth Series
JNL Capital Growth Series
JNL Global Equities Series
JNL/Alger Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle SmallCap Equity Series
JNL/Putnam Growth Series
JNL/Putnam Value Equity Series
PPM America/JNL Balanced Series
PPM America/JNL High Yield Bond Series
PPM America/JNL Money Market Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL U.S. Government & Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL International Equity Investment Series
T. Rowe Price/JNL Mid-Cap Growth Series